UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 2, 2008

Encorium Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21145	56-1668867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Glenhardie Corporate Center, 1275 Drummers Lane, Suite 100, Wayne, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 975-9533

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

On July 2, 2008 (the “Effective Date”), Encorium Group, Inc. (the “Company”) entered into the Sixth Amendment to Lease (the “Amendment”) with Glenhardie Partners, L.P. (successor in interest to FV Office Partners, L.P.) (the “Landlord”) relating to the premises located at Glenhardie Corporate Center, 1275 Drummers Lane, Wayne PA 19087 (the “Premises”). The Amendment amends the Agreement of Lease dated January 15, 1996, as amended by the First Amendment to Lease dated March 25, 1996, the Assignment and Assumption of Lease dated September 30, 1999, the Third Amendment to Lease dated July 31, 2001, the Fourth Amendment to Lease dated November 27, 2001, and the Fifth Amendment to Lease dated December 13, 2002 (collectively, the “Original Lease”). The Amendment (i) extends the term of the Original Lease to December 31, 2014; (ii) reduces the amount of square footage under the Original Lease by 10,774 square feet (the “Give Back Space”) to approximately 23,252 square feet; and (iii) sets the rent per square foot to $22.00 payable in equal monthly installments from the Effective date to the date of surrender of the Give Back Space. The Amendment provides that upon surrender of the Give Back Space, the fixed rent due and payable is as follows:

Time Period	Monthly Fixed Rent	Annual Fixed Rent
Give Back Space
Surrender Date - 5/31/2009	$42,628.67	$511,544.00
6/1/2009 - 5/31/2010	$44,081.92	$528,983.00
6/1/2010 - 5/31/2011	$45,535.17	$546,422.00
6/1/2011 - 5/31/2012	$46,988.42	$563,861.00
6/1/2012 - 5/31/2013	$48,441.67	$581,300.00
6/1/2013 - 5/31/2014	$49,894.92	$598,739.00
6/1/2014 - 12/31/2014	$51,348.17	$616,178.00

In connection with the execution of the Amendment, the Company provided the Landlord with a irrevocable standby letter of credit in the amount of $170,000 issued by Wachovia Bank, National Association (the “LOC”). The LOC will be retained by the Landlord as security for the payment by the Company of the rent under the Amendment and for the faithful performance of the covenants contained in the Amendment. If at any time the Company is in default under any of the provisions of the Amendment, the Landlord will be entitled to draw upon the LOC to pay for (i) any rent for the payment of which the Company will be in default, (ii) any expense incurred by Landlord in curing any such default, and/or (iii) any other sums due to Landlord in connection with such default or the curing thereof, including, without limitation, any damages incurred by the Landlord by reason of such default; or (iv) in liquidation of all or part of the damages suffered by the Landlord by reason of such default.

The face amount of the LOC reduces in accordance with the following schedule:

Time Period	Letter of Credit Amount
Effective Date to May 31, 2009	$170,000
June 1, 2009 to May 31, 2010	$141,667
June 1, 2010 to May 31, 2011	$113,333
June 1, 2011 to May 31, 2012	$85,000
June 1, 2012 to May 31, 2013	$56,667
June 1, 2013 to the New Maturity Date	$28,333

There is no material relationship between the Company and the Landlord other than in respect of the Original Lease and Amendment.

The foregoing description is qualified in its entirety by reference to the Sixth Amendment to Lease attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or An Obligation Under an Off Balance Sheet

The information required by this Item 2.03 is set forth in Item 1.01 above, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)

The following exhibit is included with this Report.

Exhibit 10.1

Sixth Amendment to Lease by and between the Company and Glenhardie Partners, L.P. dated July 2, 2008.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORIUM GROUP, INC.

Dated: July 8, 2008	By:	/s/ Philip Calamia
	Name:	Philip Calamia
	Title:	Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DOCUMENT
10.1	Sixth Amendment to lease by and between the Company and Glenhardie Partners, L.P. dated July 2, 2008.